UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 12, 2024
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(515) 330-3340
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02 Unregistered Sales of Equity Securities.
On January 12, 2024, F&G Annuities & Life, Inc. (the “Company”) issued and sold in a private placement to Fidelity National Financial (“Fidelity National Financial”), the owner of approximately 85% of the Company’s shares of common stock, $0.001 par value (“Common Stock”), 5,000,000 shares of 6.875% Series A Mandatory Convertible Preferred Stock, $0.001 par value (“Mandatory Convertible Preferred Stock”), for an aggregate purchase price of $250 million in cash. The transaction was approved by a committee of independent and disinterested directors of the Company. The Company plans to use the funds received in the transaction to support the growth of its insurance company subsidiaries.
The issuance and sale of the shares of Mandatory Convertible Preferred Stock to Fidelity National Financial was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). In connection with such issuance and sale, Fidelity National Financial represented to the Company that it is an “accredited investor,” as defined in Rule 501 under the Securities Act, and that it was acquiring the Mandatory Convertible Preferred Stock solely for investment with no intention to distribute any of the purchased Mandatory Convertible Preferred Stock to any person. Appropriate legends will be affixed to any certificates or other instruments evidencing shares of the Mandatory Convertible Preferred Stock or shares of the Company’s Common Stock issued upon conversion of Mandatory Convertible Preferred Stock into Common Stock. The information set forth in Item 5.03 of this report is incorporated by reference in this Item 3.02.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth in Item 5.03 of this report is incorporated by reference in this Item 3.03.
Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the issuance of the Mandatory Convertible Preferred Stock, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on January 12, 2024 to establish the designations, powers, preferences and rights of the Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion of the Mandatory Convertible Preferred Stock and the voting rights of the Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon such filing.
Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on shares of the Company’s Common Stock, or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no Common Stock or any other class or series of stock ranking junior to or on parity with the Mandatory Convertible Preferred Stock will be purchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in cash, shares of Common Stock or a combination thereof, or a sufficient sum of cash or number of shares of Common Stock has been set aside for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock. In addition, when dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date (or, in the case of any parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a regular dividend period related to such dividend payment date), or (ii) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable regular record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of parity stock shall be allocated pro rata among the holders of the shares of Mandatory Convertible Preferred Stock and the holders of any shares of parity stock then outstanding.
Unless converted earlier in accordance with the terms of the Certificate of Designations, each share of the Mandatory Convertible Preferred Stock will automatically convert on the mandatory conversion date, which is expected to be January 15, 2027, into between 0.9456 shares and 1.1111 shares of Common Stock, in each case, subject to customary anti-dilution adjustments described in the Certificate of Designations. The number of shares of Common Stock issuable upon conversion will be determined based on the average volume weighted average price per share of Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately prior to January 15, 2027.
Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Company’s board of directors, or an authorized committee thereof, at an annual rate of

6.875% on the liquidation preference of $50.00 per share of Mandatory Convertible Preferred Stock, and may be paid in cash or, subject to certain limitations, in shares of Common Stock or, subject to certain limitations, any combination of cash and shares of Common Stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 15, April 15, July 15 and October 15 of each year to, and including, January 15, 2027, commencing on April 15, 2024. With respect to any decision to declare or pay dividends, the board of directors or an authorized committee thereof, as the case may be, shall be required to act in accordance with the recommendation of a committee (whether or not formally constituted) consisting of all of the independent and disinterested directors at any time sitting on the board of directors.
Holders of the Mandatory Convertible Preferred Stock will have the option to convert all or any portion of their shares of Mandatory Convertible Preferred Stock at any time prior to the mandatory conversion date. Early conversions that are not made in connection with a Fundamental Change (as defined in Certificate of Designations) will be settled at the minimum conversion rate of 0.9456 shares of Common Stock per share of the Mandatory Convertible Preferred Stock (subject to anti-dilution adjustments). In addition, the conversion rate applicable to any such early conversion may in certain circumstances be increased to compensate holders of the Mandatory Convertible Preferred Stock for certain unpaid accumulated dividends.
If a Fundamental Change occurs on or prior to January 15, 2027, then holders of the Mandatory Convertible Preferred Stock will be entitled to convert all or any portion of their Mandatory Convertible Preferred Stock at the Fundamental Change Conversion Rate (as defined in the Certificate of Designations) for a specified period of time and to also receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.
The Mandatory Convertible Preferred Stock will not be subject to redemption at the Company’s option.
Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $50.00 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of the Company’s assets legally available for distribution to its stockholders after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock, including, without limitation, Common Stock.
The foregoing description of the terms of the Mandatory Convertible Preferred Stock and the Certificate of Designations in this Item 5.03 is qualified in its entirety by reference to the Certificate of Designations, which is attached hereto as Exhibit 5.1 and is incorporated by reference into this Current Report on Form 8-K.
Item 8.01 Other Events
On January 16, 2024 the Company issued a press release announcing the issuance of the Series A Mandatory Convertible Preferred Stock, a copy of which is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
5.1	Certificate of Designations of the Company designating the 6.875% Series A Mandatory Convertible Preferred Stock, dated as of January 12, 2024.
99.1	Press Release, dated as of January 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: January 16, 2024	By:	/s/ Jodi Ahlman
Name: Jodi Ahlman
Title: Senior Vice President, General Counsel & Secretary